Ball Corporation
                           Current Report on Form 8-K
                             Dated August 10, 1995



                                                                   Exhibit EX-99

Following is the text of a press release disseminated by the registrant on August 7, 1995:


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  ARBITRAL TRIBUNAL ISSUES RULING IN FAVOR OF BALL CORPORATION
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       MUNCIE, Ind., August 7, 1995--In a  binding  arbitration,  a tribunal of the International Chamber of Commerce has issued a ruling in favor of Ball Corporation (NYSE:BLL) in a dispute between Ball and Onex Corporation of Toronto.

       The ruling is related to a 1988 joint venture agreement between Ball and Onex. As previously disclosed, Onex had sought approximately $30 million from Ball with respect to shares Onex held in the former joint venture. The arbitral tribunal rejected Onex's claim.

      Ball Corporation produces rigid packaging products for food and beverages and provides aerospace and other technology products and services to government and commercial customers. The company had sales of nearly $2.6 billion in 1994.

23/95
Media Contact: Harold Sohn, 317/747-6483, nights at 317/573-8279,hsohn@ball.com
Investor Contact: Brad   Wilks,  317/747-6165,  nights  at  317/282-6198, bwilks
@ball.com